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                                                                     EXHIBIT 5.1

PROSKAUER ROSE LLP [LETTERHEAD]


November 23, 2005
Triple Crown Media, Inc.
546 East Main Street
Lexington, Kentucky  40508

Ladies and Gentlemen:

We are acting as counsel to Triple Crown Media, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), of a registration statement on Form S-1/Form S-4, as amended (No. 333-128270) (the "Registration Statement") relating to (i) the distribution by the Company of up to 4,871,080 shares of the Company's common stock, $0.001 par value per share (the "Spin-Off Shares") to the holders of the common stock, no par value per share of Gray Television, Inc., a Georgia corporation ("Gray") and Class A common stock, no par value per share of Gray and (ii) the issuance by the Company of up to 256,969 shares of the Company's common stock, $0.001 par value per share (the "Merger Shares", and with the Spin-Off Shares, the "Shares") pursuant to the terms of the Agreement and Plan of Merger (the "Merger Agreement"), dated as of August 2, 2005, by and among the Company, BR Acquisition Corp., a Georgia corporation and Bull Run Corporation, a Georgia corporation ("Bull Run").

As such counsel, we have participated in the preparation of the Registration Statement and have examined originals or copies of such documents, corporate records and other instruments as we have deemed relevant, including, without limitation: (i) the amended and restated certificate of incorporation of the Company; (ii) the by-laws of the Company; (iii) the resolutions of the Board of Directors of the Company, adopted as of August 2, 2005, August 18, 2005 and November 18, 2005; (iv) the Registration Statement, together with the exhibits filed as a part thereof; (v) the Merger Agreement; and (vi) the Separation and Distribution Agreement dated as of August 2, 2005 by and between the Company and Gray, as amended (the "Separation and Distribution Agreement").

We have made such examination of law as we have deemed necessary to express the opinion contained herein. As to matters of fact relevant to this opinion, we have relied upon, and assumed without independent verification, the accuracy of certificates of public officials and officers of the Company. We have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, facsimile or photostatic



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PROSKAUER ROSE LLP [LETTERHEAD]

November 23, 2005
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copies, and the authenticity of the originals of such copies. We have also assumed that certificates representing the Shares will have been properly signed by authorized officers of the Company or their agents. We have assumed, without investigation, that the shares of common stock of Gray and Class A common stock of Gray outstanding on the date of the distribution are duly authorized, legally issued, fully paid and non-assessable and that the shares of capital stock of Bull Run outstanding on the date of the effectiveness of the merger (the "Merger") of Bull Run with and into BR Acquisition Corp. pursuant to the terms of the Merger Agreement are duly authorized, legally issued, fully paid and non-assessable.

Based upon the foregoing, and subject to the limitations, qualifications, exceptions and assumptions expressed herein, we are of the opinion, assuming no change in the applicable law or pertinent facts, that (i) the Spin-Off Shares will, (a) when distributed pursuant to the Separation and Distribution Agreement, be duly authorized, and (b) when (x) the pertinent provisions of the Securities Act and such "blue-sky," securities, and take-over laws as may be applicable have been complied with and (y) the Spin-Off Shares have been distributed pursuant to the Separation and Distribution Agreement, be legally issued, fully paid and non-assessable and (ii) the Merger Shares will, (a) upon the effectiveness of the Merger, be duly authorized, and (b) when (x) the pertinent provisions of the Securities Act and such "blue-sky," securities, and take-over laws as may be applicable have been complied with, (y) the Merger has become effective, and (z) the Merger Shares have been duly delivered pursuant to the terms of the Merger Agreement, will be legally issued, fully paid and non-assessable.

This opinion is limited to the corporate laws of the State of Delaware, and we express no opinion as to the laws, statutes, rules or regulations of any other jurisdiction.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the proxy statement/prospectus/information statement contained in the Registration Statement, and we further consent to the incorporation of this opinion by reference in any registration statement filed pursuant to Rule 462(b) in connection with the offering covered by the Registration Statement. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Proskauer Rose LLP